DEBT AMENDMENT

Trillium Partners LP (the "Holder") is the holder of outstanding promissory notes issued by Harrison, Vickers & Waterman, Inc. (the "Company") as outlined in Schedule A, in the aggregate principal amount of $1,255,541.67 (the "Notes").

The Holder and the Company now desire to amend certain provisions of the Notes as follows: (a) the Maturity Date of the Notes shall be extended to June 30, 2019.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: January 24, 2018

Harrison, Vickers & Waterman, Inc.	Trillium Partners LP
By: ____________________	By: ____________________
Title: CEO	Title: Mgr

Schedule A

Holder	Issue Date	New Maturity Date	Current Balance Due
Trillium Partners LP	5/8/2015	6/30/2019	$ 6,750
Trillium Partners LP	1/31/2014	6/30/2019	3,000
Trillium Partners LP	4/21/2015	6/30/2019	524,791.67
Trillium Partners LP	10/20/2015	6/30/2019	35,000
Trillium Partners LP	11/19/2015	6/30/2019	60,000
Trillium Partners LP	1/22/2016	6/30/2019	102,500
Trillium Partners LP	4/1/2016	6/30/2019	212,500
Trillium Partners LP	3/14/2016	6/30/2019	25,000
Trillium Partners LP	5/20/2016	6/30/2019	100,000
Trillium Partners LP	6/8/2016	6/30/2019	50,000
Trillium Partners LP	6/29/2016	6/30/2019	100,000
Trillium Partners LP	11/18/2016	6/30/2019	10,000
Trillium Partners LP	4/25/2017	6/30/2019	15,000
Trillium Partners LP	5/9/2017	6/30/2019	6,000
Trillium Partners LP	7/17/2017	6/30/2019	5,000
		Total	$ 1,255,541.67